EXHIBIT 3.38

STATE OF WEST VIRGINIA

[STATE SEAL]

CERTIFICATE

I, Ken Hechler, Secretary of State of the State of West Virginia, hereby certify that by the provisions of Chapter 31, Article 1, Sections 27 and 28 of the West Virginia Code, the Articles of Incorporation of

HEALTH CARE ALLIANCE, INC.

conform to law and are filed in my office. I therefore declare the organization to be a Corporation for the purposes set forth in its Articles, with the right of perpetual existence, and I issue this

CERTIFICATE OF INCORPORATION

to which I have attached a duplicate original of the Articles of Incorporation.

Given under my hand and the Great Seal of the State of West Virginia, on this Fourth day of January 1995

[STATE SEAL]

Given under my hand and the Great Seal of the State of West Virginia, on this Fourth day of January 1995

/s/ Ken Hechler
Secretary of the State

KEN HECHLER	FILE IN DUPLICATE ORIGINALS

Secretary of State	FEE: AS PER SCHEDULE ON PAGE 4

State Capital, W-139	— BUSINESS CORPORATION

Charleston, WV 25305	(stock, for profit):

(304) 342-8000	Complete all items except 3-A.

— NON-PROFIT CORPORATION

(membership, nonstock):

Complete all items except 3.0.
& 7

[STATE OF WEST VIRGINIA SEAL]

WEST VIRGINIA

ARTICLES OF INCORPORATION

of

HEALTH CARE ALLIANCE, INC.

The undersigned, acting as incorporator(s) of a corporation under Chapter 31, Article 1, Section 27 of the West Virginia Code, adopt(s) the following Articles of Incorporation for such corporation:

1.	The undersigned agree to become a West Virginia corporation by the name of

Health Care Alliance, Inc.

(The name of the corporation shall contain one of the words “corporation,” “company,” “incorporated,” “limited” or shall contain an abbreviation of one of such words. (Section 31-1-11, W. Va. Code)

2.	A. The address at the physical location of the principal office of the corporation will be One Pavilion Drive street, in the city, town or village of Daniels, county of Raleigh, State of West Virginia, Zip Code 25832.

The mailing address of the above location, if different, will be                                                                                                       .

B.	The address at the physical location of the principal place of business in West Virginia of the corporation, if different than the above address, will be same as above street, in the city, town of village of , County, West Virginia, Zip Code .

The mailing address of the above location, if different, will be                                                                          .

3.	This corporation is organized as:

A.	Non-stock, non-profit .

or

B.	Stock, for profit x , and the aggregate value of the authorized capital stock of said profit corporation will be $5,000.00 dollars, which shall be divided into 5000 shares of the par value of ($1.00) one dollars each,

(or state “without par value,” if applicable)

(if the shares are to be divided into more than one class or if the corporation is to issue shares in any preferred or special class in series, additional statements are required within the articles of incorporation.)

4.	The period of duration of the corporation, which may be perpetual, is perpetual .

PLEASE DOUBLE SPACE, IF MORE SPACE IS NEEDED, USE ADDITIONAL SPACE ON PAGE 4 AND ADD PAGES.

5.	The purpose(s) for which this corporation is formed (which may be stated to be, or to include, the transaction of any or all lawful business for which corporations may be incorporated in West Virginia), is (are) as follows:

The nature of the business and the objects and purposes to be transacted, promoted or carried on by the Corporation are to engage in any lawful act or activity for which a Corporation may be organized under the Corporation Law of West Virginia.

6.	The provisions for the regulation of the internal affairs of the corporation, which the incorporators elect to set forth in the articles of incorporation, are as follows:

None

7.	The provisions granting, limiting or denying preemptive rights to shareholders, if any, are as follows:

The shareholders shall have preemptive rights.

8.	The full name(s) and address(es) of the incorporator(s), including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each is(are) as follows:

NAME	ADDRESS	Number of Shares (Optional)
Robert S. Kiss	P.O. Drawer AU, Beckley, WV 25802-2843

9.	The number of directors constituting the initial board of directors of the corporation is Three and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders/members, or until their successors are elected and shall qualify, are as follows:

NAME	ADDRESS
Michael Kelly	One Pavilion Drive, Daniels, WV 25832
JoAnn Kelly	One Pavilion Drive, Daniels, WV 25832
Jeff Peterson	One Pavilion Drive, Daniels, WV 25832

10.	The name and address of the appointed person to whom notice or process may be sent is Michael Kelly One Pavilion Drive, Daniels, WV 25832.

ACKNOWLEDGEMENT

I(We), the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this “Articles of Incorporation.”

In witness whereof, I(we) have accordingly hereunto set my(our) respective hands this                  day of                         , 19        .

(All incorporators must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.)

PHOTOCOPIES OF THE SIGNATURES OF THE INCORPORATORS AND THE NOTARY PUBLIC CANNOT BE ACCEPTED.

/s/ ILLEGIBLE
STATE OF West Virginia
COUNTY OF Raleigh

I, Sherri M. Groves, a Notary Public, in and for the county and state aforesaid, hereby certify that (names of all incorporators as shown in Item 8 must be inserted in this space by official taking acknowledgement)

/s/ Robert S. Kiss

whose name(s) is(are) signed to the foregoing Articles of Incorporation, this day personally appeared before me in my said county and acknowledged his(her) signatures(s).

My commission expires Sept. 17, 1996

/s/ Sherri M. Groves
(Notary Public)

[Notary Seal]

ARTICLES OF INCORPORATION PREPARED BY Robert S. Kiss

whose mailing address is P.O. Drawer AU, Beckley, WV 25802-2843

Official Form 101

[STATE OF WEST VIRGINIA LETTERHEAD]

Honorable Ken Hechler

Secretary of State

Capitol Building

Charleston, WV 25305

Dear Mr. Hechler:

Under the provisions of Chapter 30, Article 3, Section 15 of the Code of West Virginia, the West Virginia Board of Medicine issued Certificate of Authorization Number 1169 to Michael A. Kelly, M.D. to practice medicine and surgery in the State of West Virginia as a medical corporation under the name of Health Care Alliance, Inc. effective on January 1, 1995, with offices at One

Pavilion Drive, Daniels, West Virginia 25832.

Sincerely yours,

/s/ Ronald D. Walton
Ronald D. Walton
Executive Director

RDW: lbs

cc: Robert S. Kiss, Esq.

[STAMP/SEAL]